                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
                    AND THE TAUBMAN COMPANY LLC ELECTION AND
                            OPTION DEFERRAL AGREEMENT
                            _________________________

     This Agreement dated as of the 28th  day of December,  2001 is entered into by and between The Taubman Realty Group Limited Partnership,  a Delaware limited partnership  ("TRG"),  The Taubman  Company  LLC, a Delaware  limited  liability company, (the "Manager") and Robert S. Taubman (the "Executive").

                                    RECITALS:

     WHEREAS, TRG has engaged Manager, on an exclusive basis, to provide various
services,   including   management,   leasing,   development,   acquisition  and
administrative services, to TRG.

     WHEREAS,   TRG  currently   maintains  The  Taubman  Realty  Group  Limited
Partnership 1992 Incentive Option Plan (as amended and restated  effective as of
September  30, 1997) (the  "Incentive  Option  Plan") to provide  incentives  to employees  of the  Manager to remain in the employ of Manager for the benefit of
TRG, to encourage a proprietary  interest in TRG, and to attract  employees with outstanding qualifications to serve the Manager on behalf of TRG;

     WHEREAS,  Executive  was  granted an  incentive  option (the  "Option")  to purchase Fifteen Hundred (1,500) Units of Partnership  Interest (as such term is defined in the  Incentive  Option Plan)  pursuant to an Option  Agreement  dated
November 20, 1992 (the "1992 Option Agreement"). In connection with the division of Units of  Partnership  Interest  effective  September  30, 1997,  Executive's
Option to purchase 1,500 Units of Partnership Interest was converted,  effective as of September  30,  1997,  into an Option to purchase two million nine hundred sixty  two  thousand,  six  hundred  twenty  (2,962,620)  Units  of  Partnership
Interest;

     WHEREAS, Executive wishes to give up his right to receive the Units subject to the Option by making an election to defer  receipt of the Units  attributable to the gains that would be recognized  upon the exercise of the Option  pursuant to the terms and conditions of this Agreement; and

     WHEREAS,  TRG,  the Manager and  Executive,  wish to modify the 1992 Option
Agreement  to provide for the  deferral of gains that would be  recognized  upon
Executive's  exercise  of the  Option  and to  credit  such  gains  to  Deferred
Compensation  Account (as defined in paragraph 1)  maintained  by the Manager in consideration of the valuable services Executive performs for the benefit of the
Manager and TRG.

     NOW,  THEREFORE,  TRG, the Manager and  Executive,  intending to be legally bound, and in consideration of the agreements set forth herein,  hereby agree as follows:

     1. Election to Defer and  Investment  of Option Gain.  Upon exercise of the
Option  and in lieu of his  receiving  the full  number of Units  subject to the
Option,   Executive  hereby  elects  to  defer  receipt  of  all  of  the  Units attributable to the gain that would,  but for this Agreement,  be recognized for federal and state  income tax  purposes  (the  "Gain")  upon his exercise of the
Option.  Contemporaneously  with Executive's  exercise of the Option,  TRG shall direct the Manager to establish a  bookkeeping  reserve  account (the  "Deferred
Compensation  Account") to reflect the amount of the Gain. The Gain shall be the amount  equal to the Fair Market  Value of Units of  Partnership  subject to the
Option on the Date of  Exercise  minus  the  Exercise  Price (as such  terms are defined  in the  Incentive  Option  Plan).  The amount of Gain  credited  to the
Deferred  Compensation  Account  shall be deemed  invested  in phantom  units of partnership  interest in TRG ( the  "Notional  Units").  A Notional Unit will be utilized solely as a device for the measurement and determination of the amounts to be paid to or for the benefit of  Executive  pursuant to this  Agreement  and will not under any circumstances constitute or be treated as a trust fund of any kind. The actual number of Units to which  Executive would otherwise be entitled under the Option  Agreement  upon exercise of the Option shall be reduced by the number of Notional Units.

          (a) Distribution Equivalents.  On each date in which holders of actual
     Units of  Partnership  Interest  receive  distributions  in respect of such
     Units of Partnership Interest, the Manager shall distribute to Executive an amount  equal to (i) the  distribution  amount  paid with  respect  to each actual Unit of Partnership  Interest on such distribution date,  multiplied by (ii) the number of Notional Units credited to the Deferred  Compensation
     Account as of the business day immediately preceding such distribution date
     (the "Distribution Equivalents").  Distribution Equivalents will be paid to
     Executive in cash lump sum payments.

          (b) No Rights as a Partner.  A Notional  Unit shall not  represent  an ownership  interest in actual  Units of  Partnership  Interest of TRG,  and
     Executive  shall  have no rights as a partner  in TRG with  respect  to the
     Notional Units credited to the Deferred Compensation Account.

     2. Vesting of Deferred  Compensation  Account.  The  Deferred  Compensation
Account shall be fully vested and nonforfeitable at all times.

     3. Payment of Deferred  Compensation  Account.  All amounts credited to the
Deferred  Compensation  Account shall be distributed to Executive in the form of actual  Units of  Partnership  Interest  upon  the  earlier  of (a)  Executive's termination of employment for any reason,  or (b) the ten (10) year  anniversary of  Executive's  Date  of  Exercise  of the  Option.  Payment  shall  be made in substantially  equal annual  installments  over a ten year period with the first payment  commencing on the first day of the month following (a) or (b) above and each subsequent payment on the anniversary thereof.

     Any  portion  of the  Deferred  Compensation  Account  which  has not  been distributed  to Executive  shall  continue to be invested in Notional  Units and
Executive  shall continue to receive  Distribution  Equivalents  with respect to
Notional Units in the Deferred Compensation Account.

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     4.  Designation of  Beneficiary.  Executive  shall designate in writing and file with the Manager a designated beneficiary to receive benefits payable under this  Agreement  in the event of his death  prior to his  receipt of all amounts credited to the Deferred Compensation Account. If Executive has not designated a beneficiary,  such death  benefit shall be paid to his estate.  Any  beneficiary designation  may be revoked or modified at any time by  Executive  but only in a writing filed with the Manager.

     5.  Amendment.  This  Agreement may be amended by the written  agreement of
TRG, the Manager and Executive at any time; provided, however, that no amendment shall reduce any benefits in which  Executive has a vested interest prior to the effective date of the amendment.

     6. Termination Upon Change of Control.  Notwithstanding any other provision of this  Agreement,  this Agreement will terminate  immediately  and all amounts credited to the Deferred  Compensation  Account will be distributed to Executive in a lump sum payment in the form of actual Units of Partnership Interest upon a
Change of Control  Event (as  defined in the  Incentive  Option  Plan)  which is followed  by  Executive's  termination  of  employment  within six months of the
Change of Control Event.

     7. Governing Law. This Agreement  shall be construed in accordance with the internal  laws of the  State of  Michigan  (excluding  the  choice  of law rules thereof).

     8. Alienation or Assignment of Benefits.  Benefits payable pursuant to this
Agreement shall not be subject in any manner to anticipation,  alienation, sale, transfer, or assignment.

     9.  Ownership of Deferred  Compensation  Account.  Title to and  beneficial ownership of any assets, whether Notional Units, Distribution Equivalents,  cash or other  investments  which the  Manager  or TRG may set aside to  fulfill  its deferred  obligation  under this  Agreement  shall at all times  remain with the
Manager  or TRG and  neither  Executive  nor his  beneficiary  shall  under  any circumstances  acquire  any  property  interest  in any  specific  assets of the
Manager or TRG. Nothing contained in this Agreement and no action taken pursuant to the  provisions  of this  Agreement  shall create or be construed to create a fiduciary  relationship  between TRG or the Manager and  Executive  or any other person.  Any funds which may be invested  under the provisions of this Agreement shall  continue for all purposes to be part of the general assets of the Manager or TRG and no  person  other  than the  Manager  or TRG  shall by  virtue of the provisions of this Agreement have any interest in such funds. To the extent that any person  acquires a right to receive  payments  from the Manager or TRG under this  Agreement,  such right shall be no greater  than the right of an unsecured general  creditor of the Manager or TRG. In the sole  discretion of the Manager, all or any portion of the amounts credited to the Deferred  Compensation Account may be contributed to a trust established by the Manager in connection with this
Agreement.  Neither Executive nor his beneficiary shall have the right to direct or  require  that the  Manager  contribute  amounts to a trust.  Any  amounts so contributed  shall be held,  invested and administered to provide benefits under this  Agreement  except as otherwise  required in the  agreement  governing  the trust.

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     10. 1992 Option Agreement.  The 1992 Option Agreement,  as modified by this
Agreement with respect to Executive's  election to defer the Gain,  shall remain in full force and effect.

     11.  Miscellaneous.  This Agreement is intended to be an unfunded,  top hat plan available only to a management or highly  compensated  employee  within the meaning of Sections 201(2),  301(a)(3), and 401(a)(1) of the Employee Retirement
Income Security Act of 1974 (as amended "ERISA").

     12. Execution.  To record the adoption of this Agreement,  TRG, the Manager and  Executive  have caused the  execution  hereof as of the date first  written above.

                                            TAUBMAN REALTY GROUP,
                                            a Delaware limited partnership

                                            By:  Taubman Centers, Inc.
                                            Its:  Managing General Partner

                                            By:    /Lisa Payne/
                                            ------------------------------------
                                            Lisa Payne

                                            Its:   Chief Financial Officer

                                            THE TAUBMAN COMPANY LLC, Manager
                                            a Delaware limited liability company

                                            By:    /Lisa Payne/
                                            ------------------------------------
                                            Lisa Payne

                                            Its:   Chief Financial Officer

                                            ROBERT S. TAUBMAN, Executive

                                            /Robert S. Taubman/
                                            ------------------------------------

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